Exhibit 99.1

CubeSmart Announces Pricing of 4.375% Senior

Unsecured Notes Due 2023 and 4.000% Senior

Unsecured Notes Due 2025

Company Release - 3/30/2017 7:13 PM ET

MALVERN, PA—(Marketwired)— CubeSmart (NYSE: CUBE) today announced that its operating partnership, CubeSmart, L.P. (the “Operating Partnership”), priced an offering of $50.0 million aggregate principal amount of 4.375% senior unsecured notes due 2023 (the “2023 Notes”) and $50.0 million aggregate principal amount of 4.000% senior unsecured notes due 2025 (the “2025 Notes”) in an underwritten public offering.

The 2023 Notes were priced at 105.040% of the principal amount, plus accrued and unpaid interest from, and including, December 15, 2016 to, but excluding, the delivery date. The 2023 Notes will mature on December 15, 2023 and will form a part of the same series as the Operating Partnership’s previously issued 4.375% senior unsecured notes due 2023, $250.0 million of which are currently outstanding.

The 2025 Notes were priced at 101.343% of the principal amount, plus accrued and unpaid interest from, and including, November 15, 2016 to, but excluding, the delivery date. The 2025 Notes will mature on November 15, 2025 and will form a part of the same series as the Operating Partnership’s previously issued 4.000% senior unsecured notes due 2025, $250.0 million of which are currently outstanding.

The 2023 Notes and 2025 Notes will be fully and unconditionally guaranteed by CubeSmart.

The offering is expected to close on April 4, 2017, subject to the satisfaction of customary closing conditions. The Operating Partnership intends to use the net proceeds to repay all of the outstanding indebtedness incurred under the revolving portion of its credit facility and to use the remaining net proceeds, if any, for working capital and other general corporate purposes, which may include repayment or repurchase of other indebtedness.

Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. acted as joint book-running managers for this offering. Barclays Capital Inc., BMO Capital Markets Corp., PNC Capital Markets LLC, Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated acted as co-managers for this offering.

This offering was made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus and related prospectus supplement. You may obtain copies of these documents without charge from the SEC at www.sec.gov Alternatively, you may request copies of these materials by contacting Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service or by calling toll-free 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com, by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll-free 1-800-294-1322 or by email at dg.prospectus_requests@baml.com or by contacting U.S. Bancorp Investments, Inc. by calling toll-free 1-877-558-2607.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust.  The Company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.

Forward-Looking Information

This press release, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. For example, the fact that this offering has priced may imply that this offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. No assurance can be given that the offering discussed above will be completed on the terms described or at all, or that the net proceeds of the offering will be used as indicated. Completion of the offering on the terms described, and the application of the net proceeds of the offering, are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to us. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•                  national and local economic, business, real estate and other market conditions;

•                  the competitive environment in which we operate, including our ability to maintain or raise occupancy and rental rates;

•                  the execution of our business plan;

•                  the availability of external sources of capital;

•                  financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•                  increases in interest rates and operating costs;

•                  counterparty non-performance related to the use of derivative financial instruments;

•                  our ability to maintain our status as a real estate investment trust for federal income tax purposes;

•                  acquisition and development risks;

•                  increases in taxes, fees, and assessments from state and local jurisdictions;

•                  risks of investing through joint ventures;

•                  changes in real estate and zoning laws or regulations;

•                  risks related to natural disasters;

•                  potential environmental and other liabilities;

•                  other factors affecting the real estate industry generally or the self-storage industry in particular; and

•                  other risks identified in our most recent Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by securities laws.

Company Contact:

CubeSmart
Charles Place
Director, Investor Relations
(610) 535-5700

Source: CubeSmart